UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020.

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Offer Letter

Five Prime Therapeutics, Inc. (“Five Prime”) and William R. Ringo, the Chairman of the Board of Directors of Five Prime (the “Board”), entered into an offer letter, dated October 4, 2019, as amended October 8, 2019 and December 19, 2019 (the “Offer Letter”), pursuant to which Mr. Ringo agreed to serve as interim Chief Executive Officer of Five Prime until the Board appointed a successor Chief Executive Officer. Five Prime entered into an offer letter, dated April 6, 2020, with Thomas Civik, pursuant to which Mr. Civik agreed to serve as President and Chief Executive Officer of Five Prime. In connection with Five Prime’s appointment of Mr. Civik as President and Chief Executive Officer effective April 13, 2020, Mr. Ringo resigned his position as interim Chief Executive Officer of Five Prime. Mr. Ringo continues to serve as Chairman of the Board. Mr. Ringo will also continue to serve as an employee of Five Prime until May 31, 2020. On April 16, 2020, Five Prime and Mr. Ringo entered into an amendment (the “Amendment”) to the Offer Letter.

Pursuant to the Amendment, Five Prime agreed to continue to pay Mr. Ringo at an annualized base salary rate of $631,000 through April 30, 2020 and at an annualized base salary rate of $315,500 from May 1, 2020 to May 31, 2020 in recognition of his reduced time commitment to Five Prime during this transition period. Pursuant to the Offer Letter, Five Prime agreed to pay Mr. Ringo $13,500 for the monthly cost of his short-term housing in the San Francisco Bay Area and a semi-monthly payment of $1,000 for the estimated cost of his ground transportation to and from Five Prime’s offices. Pursuant to the Amendment, Five Prime and Mr. Ringo agreed that these payments for short-term housing and ground transportation would cease as of April 30, 2020.

Pursuant to the Amendment, we agreed to grant Mr. Ringo a Monthly Option (as that term is defined in the Offer Letter) on or promptly after April 19, 2020 on the terms set forth in the Offer Letter. The Monthly Option to be granted on or promptly after May 19, 2020, however, will be for a number of option shares (rounded up to the nearest whole share) having a fair value of $60,000 determined using a Black-Scholes factor of 61.7% and the average closing price of a share of common stock for the 20 trading days preceding May 19, 2020 (i.e. $60,000 ÷ (61.7% × such average closing price of a share of common stock)).

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, which Five Prime will file as an exhibit to its Form 10-Q for the fiscal quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: April 17, 2020